UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50584

Date of Report: April 19, 2012

LD HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	98-0335555
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH 43551
 (Address of principal executive offices) (Zip Code)

(419) 873-1111
 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 17, 2012, LD Holdings signed a Management and Business Development Consulting Agreement with Financial Wellness LLC. an Indiana LLC. Financial Wellness will assist the company in the development and implementation of its business plan as outlined in the company’s latest 10k filing with the Securities and Exchange Commission. The company’s business plan is also available on its website at www.LDHoldings.com.

On April 18, 2012, LD Holdings, Inc. (LDHL), converted $73,433.00 of debt and accrued interest from a former officer of LD Holdings, Inc. into 2,670,290 shares of common stock of LD Holdings, Inc.

Starting immediately and through the rest of 2012 and beyond, LD Holdings, Inc. plans to aggressively market and sell its business plan to individual, angel and institutional investors.

The company will begin to execute its business plan centered around the Baby Boomer Business transfer plan (as described on its website), its Boomer Diner unit plan, other business opportunities and its 49% owned Video Business Center plan. (See 8/23/11 8-k Filing for more detail)

The pace and execution of the plan is highly dependent on the Company’s ability to attract financing for its business plan.

For more information, visit the Company’s website at www.ldholdings.com

EXHIBITS

Number     Description
99.1            Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LD Holdings, Inc.

Dated: April 19, 2012	By: /s/ John Ayling
John Ayling, President/Chief Executive Officer/Chief Accounting Officer

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934.  Statements contained in this release that are not historical facts may be deemed to be forward-looking statements.  Investors are cautioned that forward-looking statements are inherently uncertain.  Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approvals for anticipated actions.